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                                                                    EXHIBIT 99.1



EDUTREK ANNOUNCES RESIGNATION OF
JAFARI AS PRESIDENT AND CHIEF OPERATING OFFICER

ATLANTA-(BUSINESS WIRE)-May 28, 1999-EduTrek International, Inc. (Nasdaq: EDUT), the operator of American InterContinental University (AIU), today announced that Dr. A. Reza Jafari has resigned as President and Chief Operating Officer of EduTrek.

Dr. Jafari's principal responsibilities were to develop AIU's international expansion plans beyond 2000.

Steve Bostic, EduTrek's Chairman and CEO, commented, "Dr. Jafari's brief employment did not permit the development of any significant new expansion initiatives. Accordingly, I will reassume responsibility for these activities while we search for a new Chief Operating Officer."

EduTrek, through American InterContinental University, is a leading provider of career-oriented, internationally focused and fully accredited higher education programs. The Company operates campuses in Atlanta (Buckhead and Dunwoody), London, Los Angeles, Washington, D.C., and Dubai, United Arab Emirates, with curricula focusing on information technology, international business, multimedia communications, art and design.

Forward-Looking Statements -- Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

Contact:

         Dan Moore
         Chief Financial Officer
         (404) 965-8000